SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT No. 1

                Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 17, 1998
                    (Amending Form 8-K dated March 17, 1998)




                             PS BUSINESS PARKS, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


          California                   1-10709                 95-4300881
------------------------------      -------------       ------------------------
(State or Other Jurisdiction         (Commission             I.R.S. Employer
      of Incorporation)              File Number)        Identification Number)


               701 Western Avenue, Glendale, California 91201-2397
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (818) 244-8080
                                                           --------------

                       PUBLIC STORAGE PROPERTIES XI, INC.
                       ----------------------------------
          (Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

         (a)(i)   Financial Statements
                  --------------------

                  Report of Independent Auditors

                  Balance Sheets as of December 31, 1997 and 1996

                  For the period April 1, 1997 through December 31, 1997, the period January 1, 1997 through March 31, 1997, and the years ended December 31, 1996 and December 31, 1995:

                           Consolidated Statements of Income

                           Consolidated Statements of Shareholders' Equity

                           Consolidated Statements of Cash Flow

                           Notes to Consolidated Financial Statements

         (a)(ii)   Management's  Discussion and Analysis of Financial  Condition
                   -------------------------------------------------------------
                   and the Results of Operations
                   -----------------------------

         (b)      Pro forma Consolidated Financial Statements
                  -------------------------------------------

         (c)      Exhibits
                  --------

                  23.       Consent of Independent Auditors.

                  27.       Financial Data Schedule



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                         PS BUSINESS PARKS, INC.


Date:  April 17, 1998                              By: /s/ Ronald L. Havner, Jr.
                                                      --------------------------
                                                           Ronald L. Havner, Jr.
                                           President and Chief Executive Officer

Item 7 (a) (i)
--------------




                         REPORT OF INDEPENDENT AUDITORS
                         ------------------------------




The Board of Directors and Shareholders
PS Business Parks, Inc. (successor to  American Office Park Properties, Inc.)


We have audited the accompanying consolidated balance sheets of PS Business Parks, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for the period from April 1, 1997 through December 31, 1997, from January 1, 1997 through March 31, 1997, and the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PS Business Parks, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for the period from April 1, 1997 through December 31, 1997, from January 1, 1997 through March 31, 1997, and the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.




                                                        ERNST & YOUNG LLP





Los Angeles, California
February 23, 1998 except for Note 9 as to which the date is March 18, 1998

                             PS BUSINESS PARKS, INC.

              (SUCCESSOR TO AMERICAN OFFICE PARK PROPERTIES, INC.)
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1997 and 1996

                                                                          December 31,            December 31,
                                                                              1997                    1996
                                                                      --------------------    ------------------
                                     ASSETS
                                     ------


Cash and cash equivalents.............................                  $     3,884,000         $       919,000

Real estate facilities, at cost:
     Land.............................................                       91,754,000                       -
     Buildings........................................                      226,466,000                       -
                                                                      --------------------    ------------------
                                                                            318,220,000                       -
     Accumulated depreciation.........................                       (3,982,000)                      -
                                                                      --------------------    ------------------
                                                                            314,238,000
Intangible assets, net................................                        3,272,000                       -
Receivable from affiliate.............................                                -                 827,000
Other assets..........................................                        2,060,000                 195,000
                                                                      --------------------    ------------------
              Total assets............................                  $   323,454,000         $     1,941,000
                                                                      ====================    ==================


                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------


Accrued and other liabilities............................               $     8,331,000         $       207,000
Note payable to affiliate................................                     3,500,000                       -
Minority interest........................................                   168,665,000                       -

Shareholders' equity:
   Preferred  Stock,  $0.10  par  value,
     $15,010,000   aggregate   liquidation
     preference, 100,000,000 shares authorized,
     899,608 shares outstanding at December 31,
     1996 (none at December 31, 1997)..................;.                             -                  90,000

   Common  stock,  $0.10 par value,  100,000,000
     shares  authorized,  7,728,309 shares issued
     and  outstanding  at December 31, 1997
     (94,697  shares issued and outstanding
     at December 31, 1996)...............................                       773,000                   9,000
   Paid-in capital.......................................                   142,581,000               1,484,000
   Retained earnings.....................................                     3,154,000                 151,000
   Cumulative distributions..............................                    (3,550,000)                      -
                                                                      --------------------    ------------------
         Total shareholders' equity......................                   142,958,000               1,734,000
                                                                      --------------------    ------------------
              Total liabilities and shareholders' equity.               $   323,454,000         $     1,941,000
                                                                      ====================    ==================

                            See accompanying notes.

                             PS BUSINESS PARKS, INC.
              (SUCCESSOR TO AMERICAN OFFICE PARK PROPERTIES, INC.)
                        CONSOLIDATED STATEMENTS OF INCOME



                                                For the Periods (Note 2)              For the Years Ended December 31,
                                        ----------------------------------------  ----------------------------------------
                                            April 1, 1997      January 1, 1997
                                              through              through
                                         December 31, 1997      March 31, 1997           1996                 1995
                                        -------------------   ------------------  -------------------  -------------------

Revenues:
   Rental income..............           $    24,364,000       $     5,805,000     $             -      $             -
   Facility management fees
    primarily from affiliates.                   709,000               247,000           2,133,000            2,044,000
   Interest and other income..                   424,000                29,000              43,000               37,000
                                        -------------------   ------------------  -------------------  -------------------
                                              25,497,000             6,081,000           2,176,000            2,081,000
                                        -------------------   ------------------  -------------------  -------------------

Expenses:
  Cost of operations..........                 9,837,000             2,493,000                   -                    -
  Cost of facility management.                   129,000                60,000             514,000              570,000
  Depreciation and
    amortization..............                 4,375,000               820,000                   -                    -
  General and administrative..                 1,248,000               213,000           1,143,000              319,000
   Interest expense...........                     1,000                     -                   -                    -
                                        -------------------   ------------------  -------------------  -------------------
                                              15,590,000             3,586,000           1,657,000              889,000
                                        -------------------   ------------------  -------------------  -------------------

Income before minority
    interest and income taxes.                 9,907,000             2,495,000             519,000            1,192,000

Minority interest in income...                (6,753,000)           (1,813,000)                  -                    -
                                        -------------------   ------------------  -------------------  -------------------

Income before income taxes....                 3,154,000               682,000                   -                    -

Income tax expense............                         -                     -            (216,000)            (472,000)
                                        -------------------   ------------------  -------------------  -------------------

Net income....................           $     3,154,000       $       682,000     $       303,000      $       720,000
                                        ===================   ==================  ===================  ===================


Net income per share:
    Basic.....................           $         0.92        $         0.31      $         0.32       $         0.80
                                        ===================   ==================  ===================  ===================
    Diluted...................           $         0.92        $         0.31      $         0.32       $         0.80
                                        ===================   ==================  ===================  ===================

Weighted average shares outstanding:
    Basic.....................                 3,414,069             2,192,848             946,956              905,472
                                        ===================   ==================  ===================  ===================
    Diluted...................                 3,426,574             2,192,848             946,956              905,472
                                        ===================   ==================  ===================  ===================

                            See accompanying notes.

                             PS BUSINESS PARKS, INC.
              (SUCCESSOR TO AMERICAN OFFICE PARK PROPERTIES, INC.)
                       STATEMENTS OF SHAREHOLDERS' EQUITY
           For the periods from January 1, 1997 through March 31, 1997 and April 1, 1997 through December 31, 1997 and for the years ended December 31, 1996 and 1995

                                                       Preferred Stock              Common Stock
                                                     -----------------------     ----------------------
                                                       Shares       Amount        Shares         Amount      Paid-in Capital
                                                     ----------  -----------     ---------    ---------      ---------------

Balances at December 31, 1994...............                 -   $        -        2,950      $   3,000      $           -
   Issuance of common stock for cash........                 -            -       47,348          5,000            785,000
   Exchange of common stock for preferred
     stock..................................           899,608       90,000       (2,950)        (3,000)           (87,000)
   Net income...............................                 -            -            -              -                  -
   Distributions............................                 -            -            -              -                  -
                                                     ----------  -----------   -----------    ---------      ---------------

Balances at December 31, 1995...............           899,608       90,000       47,348          5,000            698,000
   Issuance of common stock for cash .......                 -            -       47,349          5,000            785,000
   Net income...............................                 -            -            -              -                  -
   Distributions............................                 -            -            -              -                  -
                                                     ----------  -----------   -----------    ---------      ---------------

Balances at December 31, 1996...............           899,608       90,000       94,697         10,000          1,483,000
  Issuance of preferred stock in exchange
     for real estate facilities.............         1,198,680      120,000            -              -         19,880,000
  Net income................................                 -            -            -              -                  -
  Issuance of common stock for cash.........                 -            -        4,797              -             80,000
  Adjustment to reflect cost of PSI's
     investment in PSBP.....................                 -            -            -              -         12,361,000
  Exchange of preferred stock for common
     stock..................................        (2,098,288)    (210,000)   2,098,288        210,000            833,000
  Adjustment to reflect minority interests'
     to underlying ownership interest.......                 -            -            -              -          1,813,000
                                                     ----------  -----------   -----------    ---------      ---------------

Balances at March 31, 1997..................                 -            -    2,197,782        220,000         36,450,000
  Issuance of common stock for cash.........                 -            -    2,025,769        203,000         33,597,000
  Issuance of common stock in exchange for
     real estate facilities.................                 -            -    3,504,758        350,000         75,624,000
  Net income................................                 -            -            -              -                  -
  Distributions.............................                 -            -            -              -                  -
  Adjustment to reflect minority interests'
     to underlying ownership interest.......                 -            -            -              -         (3,090,000)
                                                     ----------  -----------   -----------    ---------      ---------------

Balances at December 31, 1997...............                 -    $       -    7,728,309      $ 773,000     $  142,581,000
                                                     ==========  ===========   ===========    =========      ===============

                                                        Retained        Accumulated    Shareholders'
                                                          Earnings     Distributions       Equity
                                                       -------------  -------------- ----------------

Balances at December 31, 1994...............           $    343,000    $          -   $     346,000
   Issuance of common stock for cash........                      -               -         790,000
   Exchange of common stock for preferred
     stock..................................                      -               -               -
   Net income...............................                720,000               -         720,000
   Distributions............................               (815,000)              -        (815,000)
                                                       -------------  -------------- ----------------

Balances at December 31, 1995...............                248,000               -       1,041,000
   Issuance of common stock for cash .......                      -               -         790,000
   Net income...............................                303,000               -         303,000
   Distributions............................               (400,000)              -        (400,000)
                                                       -------------  -------------- ----------------

Balances at December 31, 1996...............                151,000               -       1,734,000
  Issuance of preferred stock in exchange
     for real estate facilities.............                      -               -      20,000,000
  Net income................................                682,000               -         682,000
  Issuance of common stock for cash.........                      -               -          80,000
  Adjustment to reflect cost of PSI's
     investment in PSBP.....................                      -               -      12,361,000
  Exchange of preferred stock for common
     stock..................................               (833,000)              -               -
  Adjustment to reflect minority interests'
     to underlying ownership interest.......                      -               -       1,813,000
                                                       -------------  -------------- ----------------

Balances at March 31, 1997..................                      -               -      36,670,000
  Issuance of common stock for cash.........                      -               -      33,800,000
  Issuance of common stock in exchange for
     real estate facilities.................                      -               -      75,974,000
  Net income................................              3,154,000               -       3,154,000
  Distributions.............................                      -      (3,550,000)     (3,550,000)
  Adjustment to reflect minority interests'
     to underlying ownership interest.......                      -               -      (3,090,000)
                                                       -------------  -------------- ----------------

Balances at December 31, 1997...............           $  3,154,000   $  (3,550,000)  $ 142,958,000
                                                       =============  ============== ================

                            See accompanying notes.
                                       4

                             PS BUSINESS PARKS, INC.
              (SUCCESSOR TO AMERICAN OFFICE PARK PROPERTIES, INC.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                         For the Periods (Note 2)             For the Years Ended December 31,
                                                     -----------------------------------    ----------------------------------
                                                      April 1, 1997       January 1,
                                                         through         1997 through
                                                       December 31,        March 31,
                                                           1997              1997               1996                1995
                                                     ----------------    ---------------    ---------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income......................................    $  3,154,000        $   682,000       $    303,000       $    720,000
   Adjustments  to  reconcile  net  income  to
    net cash  provided  by  operating activities:
       Depreciation and amortization expense.......       4,375,000             820,000                 -                  -
       Minority interest in income.................       6,753,000           1,813,000                 -                  -
       (Increase) decrease in other assets.........      (1,465,000)           (400,000)          (28,000)           157,000
       Increase in accrued and other liabilities...         780,000           2,925,000           138,000             73,000
                                                     ----------------    ---------------    ---------------    ---------------

            Total adjustments......................      10,443,000           5,158,000           110,000            230,000
                                                     ----------------    ---------------    ---------------    ---------------

         Net cash provided by operating activities.      13,597,000           5,840,000           413,000            950,000
                                                     ----------------    ---------------    ---------------    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Acquisition of real estate facilities.......     (44,122,000)                  -                 -                  -
       Capital expenditures........................      (2,983,000)           (582,000)                -                  -
                                                     ----------------    ---------------    ---------------    ---------------

         Net cash used in investing activities.....     (47,105,000)           (582,000)                -                  -
                                                     ----------------    ---------------    ---------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from note payable to affiliate.....       3,500,000                   -                 -                  -
       Decrease (increase) in receivable from
       affiliate...................................       1,135,000            (308,000)         (768,000)           (59,000)
       Net proceeds from the issuance of
         common stock...............................     33,800,000              80,000           790,000            790,000
       Dividends paid to shareholders..............      (3,550,000)                  -          (400,000)          (815,000)
       Distributions to minority interests.........      (3,442,000)                  -                 -                  -
                                                     ----------------    ---------------    ---------------    ---------------

         Net cash provided by (used in) financing
         activities................................      31,443,000            (228,000)         (378,000)           (84,000)
                                                     ----------------    ---------------    ---------------    ---------------

Net (decrease) increase in cash and cash                 (2,065,000)          5,030,000            35,000            866,000
 equivalents.......................................

Cash and cash equivalents at the beginning of
   the period......................................       5,949,000             919,000           884,000             18,000
                                                     ----------------    ---------------    ---------------    ---------------

Cash and cash equivalents at the end of the period.    $  3,884,000        $ 5,949,000       $    919,000       $    884,000
                                                     ================    ===============    ===============    ===============

                            See accompanying notes.


                                                       For the Periods (Note 2)           For the Years Ended December 31,
                                                  ----------------------------------    ----------------------------------
                                                   April 1, 1997        January 1,
                                                      through          1997 through
                                                    December 31,        March 31,
                                                       1997               1997                1996                1995
                                                 ----------------    ---------------    ---------------    ---------------
SUPPLEMENTAL SCHEDULE OF NON CASH INVESTING
AND FINANCIAL ACTIVITIES:

Acquisitions  of real estate  facilities  in exchange  for  preferred  stock and minority interests:
       Real estate facilities...................   $(146,207,000)     $(117,180,000)     $           -       $           -
       Intangible assets........................         730,000                   -                  -                   -
       Accrued and other liabilities............       4,419,000                   -                  -                   -
       Minority interest........................      65,084,000          97,180,000                  -                   -
       Preferred stock..........................         350,000             120,000                  -                   -
       Paid in capital .........................      75,624,000          19,880,000                  -                   -

Exchange of preferred stock for common stock:
       Preferred Stock..........................               -            (210,000)                 -                   -
       Common Stock.............................               -             210,000                  -                   -

Adjustment to reflect PSI's acquisition cost:
       Real estate facilities...................               -          (7,146,000)                 -                   -
       Accumulated depreciation.................               -            (820,000)                 -                   -
       Intangible assets........................               -          (4,395,000)                 -                   -
       Paid in capital..........................               -          12,361,000                  -                   -


                            See accompanying notes.
                                       6

                             PS BUSINESS PARKS INC.
              (SUCCESSOR TO AMERICAN OFFICE PARK PROPERTIES, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


1.       ORGANIZATION AND DESCRIPTION OF BUSINESS

                  PS Business Parks, Inc. ("PSBP") is the successor to American Office Park Properties, Inc. ("AOPP") and the survivor in the merger of AOPP into Public Storage Properties XI, Inc. ("PSP11") on March 17, 1998. Based upon the terms of the merger (Note 9), for financial reporting and accounting purposes the merger will be accounted for as a reverse acquisition whereby AOPP is deemed to have acquired PSP11. However, PSP11 is the continuing legal entity and registrant for both Securities and Exchange Commission filing purposes and income tax reporting purposes. All subsequent references to PSBP prior to March 17, 1998, refer to AOPP.

                  PSBP was organized in California in 1986 as a wholly-owned subsidiary of Public Storage Management, Inc. ("PSMI"), a privately owned company of B. Wayne Hughes and his family (collectively "Hughes").

                  On November 16, 1995,  Public Storage,  Inc.  ("PSI") acquired
         PSMI in a business combination accounted for using the purchase method. In connection with the transaction, PSI exchanged its common stock for all of the non-voting participating preferred stock of PSBP, representing a 95% economic interest, and Hughes purchased all the voting common stock of PSBP, representing the remaining 5% economic interest. During December 1996, Ronald L. Havner, Jr. (then an executive officer of PSI) acquired all of Hughes' common stock in PSBP.

                  On January 2, 1997, in connection with the reorganization of the commercial property operations of PSI and affiliated entities, PSBP formed a partnership (the "Operating Partnership") whereby PSBP became the general partner. Concurrent with the formation of the Operating Partnership, PSI and affiliated entities contributed commercial properties to the Operating Partnership in exchange for limited partnership units ("OP Units"). In addition, PSI contributed commercial properties to PSBP in exchange for shares of non-voting participating preferred stock, and such properties were immediately contributed by PSBP along with its commercial property management operations and cash to the Operating Partnership for OP Units.

                  Subject to certain limitations as described in Note 5, holders of OP Units, other than PSBP, have the right to require PSBP to redeem such holders' OP Units at any time or from time to time beginning on the date that is one year after the date on which such limited partner is admitted to the Operating Partnership.

                  On March 31, 1997, PSI exchanged its non-voting participating preferred stock into common shares of PSBP. As a result of the exchange, PSI owned a majority of the voting common stock and effectively gained control of PSBP at that time.

                  From 1986 through 1996, PSBP's sole business activities consisted of the property management of commercial properties owned by PSI and affiliated entities. Commencing in 1997, PSBP began to own and operate commercial properties for its own behalf. At December 31, 1997, PSBP and the Operating Partnership collectively owned and operated 49 commercial properties (approximately 6.0 million net rentable square feet) located in 10 states. In addition, on December 31, 1997, the Operating Partnership managed on behalf of PSI and affiliated entities 49 additional commercial properties (approximately 1.9 million net rentable square feet).

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of presentation:

                  The financial statements for fiscal 1996 and 1995 include only the accounts of PSBP. The consolidated financial statements for 1997 include the accounts of PSBP and the Operating Partnership. PSBP, as the sole general partner of the Operating Partnership, has full, exclusive and complete responsibility and discretion in managing and controlling the Operating Partnership. PSI owned approximately 53% of the outstanding common stock of PSBP at December 31, 1997, with the remainder owned primarily by a subsidiary of a state pension plan. Historical financial data of PSP11 have not been included in the historical financial statements of PSBP.

                  On March 31, 1997, PSBP and PSI agreed to exchange the non-voting participating preferred stock held by PSI for 2,098,288 shares of voting common stock of PSBP. After the exchange, PSI owned in excess of 95% of the outstanding common voting common stock of PSBP and PSBP accounted for the transaction as if PSI purchased PSBP. Accordingly, PSBP reflected PSI's cost of its investment in PSBP in accordance with Accounting Principles Board Opinion No. 16. As a result of PSI attaining control of PSBP, the carrying value of PSBP's assets and liabilities were adjusted to reflect PSI's acquisition cost of its controlling interest in PSBP of approximately $35 million. As a result, the carrying value of real estate facilities was increased approximately $8.0 million, intangible assets increased approximately $4.4 million and paid in capital increased approximately $12.4 million.

                  Prior to March 31, 1997, control of PSBP was held by entities other than PSI. As a result of PSI acquiring a majority of the voting common stock and control of PSBP on March 31, 1997, the 1997 consolidated financial statements are presented separately for the period prior to March 31, 1997 (January 1, 1997 through March 31, 1997) and the period subsequent to March 31, 1997 (April 1, 1997 through December 31, 1997) when control was held by PSI.

         Stock-based compensation

                  In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock-Based Compensation" ("Statement 123") which provides companies an alternative to accounting for stock-based compensation as prescribed under APB Opinion No. 25 ("APB 25"). Statement 123 encourages, but does not require companies to recognize expense for stock-based awards based on their fair value at date of grant. Statement 123 allows companies to continue to follow existing accounting rules (intrinsic value method under APB 25) provided that pro-forma disclosures are made of what net income and earnings per share would have been had the new fair value method been used. The Company has elected to adopt the disclosure requirements of Statement 123 but will account for stock-based compensation under APB 25. Statement 123's disclosure requirements are applicable to stock-based awards granted in fiscal years beginning after December 15, 1994.

         Stock split and stock dividend:

                  On January 1, 1997, the number of outstanding shares of preferred and common stock increased as a result of a 10 for 1 stock split. In March 1997, the preferred stock of PSBP was converted into common stock on a share for share basis. In December 1997, PSBP declared a common stock dividend at a rate of .01583 shares for each common share outstanding. Similarly, the Operating Partnership's outstanding OP Units were adjusted in December 1997 to reflect an increase of .01583 OP Units for each OP Unit outstanding. No adjustment was made to the outstanding OP Units for the January 1997 stock split, as the issuance of OP Units during 1997 already reflected the stock split.

                  On March 17, 1998, in connection with the merger, PSBP's common shares were converted into 1.18 shares of PSP11. Similarly, holders of OP Units received an additional 0.18 OP Units for each outstanding OP Unit held at the time of the merger.

                  References in the consolidated financial statements and notes thereto with respect to shares of preferred stock, common stock, stock options, and OP Units and the related per share/per unit amounts have been retroactively adjusted to reflect the January 1997 stock split, the December 1997 stock dividend and the March 1998 conversion in connection with the merger.

         Cash and cash equivalents:

                  PSBP considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

         Real estate facilities:

                  Costs related to the improvements of properties are capitalized. Expenditures for repair and maintenance are charged to expense when incurred. After March 31, 1997, acquisition of facilities from PSI and entities controlled by PSI are recorded at the predecessor's basis until such time that PSBP is not controlled by PSI. Buildings and equipment are depreciated on the straight line method over the estimated useful lives, which is generally 25 and 5 years, respectively.

         Intangible assets:

                  Intangible assets consist of property management contracts for properties managed, but not owned, by PSBP. The intangible assets are being amortized over seven years. As properties managed are subsequently acquired by PSBP, the unamortized basis of intangible assets related to such property is included in the cost of acquisition of such property. During April 1997, PSBP acquired four properties from PSI and included in the cost of real estate facilities for such properties are $730,000 of cost previously classified as intangible assets. Intangible assets at December 31, 1997 are net of accumulated amortization of $393,000, which reflects the amortization for the period April 1, 1997 through December 31, 1997.

         Evaluation of asset impairment:

                  In 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" which requires impairment losses to be recorded on long-lived assets. PSBP evaluates its assets used in operations, by identifying indicators of impairment and by comparing the sum of the estimated undiscounted future cash flows for each asset to the asset's carrying amount. When indicators of impairment are present and the sum of the undiscounted future cash flows is less than the carrying value of such asset, an impairment loss is recorded equal to the difference between the asset's current carrying value and its value based on discounting its estimated future cash flows. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Such assets are to be reported at the lower of their carrying amount or fair value, less cost to sell. PSBP adopted Statement 121 in 1996 and the adoption had no effect. PSBP's subsequent evaluations have indicated no impairment in the carrying amount of its assets.

         Note payable to affiliate:

                  Note payable to affiliate at December 31, 1998 of $3,500,000 reflects borrowings from PSI which occurred on that date. The note bears interest at 6.97% ($1,000 of interest expense was paid in 1997), and was repaid on January 31, 1998.

         Revenue and expense recognition:

                  All leases are classified as operating leases. Rental income is recognized on a straight-line basis over the terms of the leases. Reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenue in the period the applicable costs are incurred.

                  Costs incurred in connection with leasing (primarily tenant improvements and leasing commissions) are capitalized and amortized over the lease period.

                  Property management fees are recognized in the period earned.

         Net income per common share:

                  In 1997, the FASB issued SFAS No. 128, Earnings per Share. Statement 128 replaced the calculation of "primary" and "fully diluted" earnings per share with "basic" and "diluted" earnings per share. PSBP's adoption of this accounting standard has no impact upon previously reported earnings per share.

                  "Diluted" shares include the dilutive effect of stock options, while "basic" shares exclude such effect. In addition, weighted average shares utilized in computing basic and diluted earnings per share includes the weighted average participating preferred shares, because such shares were allocated income (subject to certain preferences upon liquidation described below) on an equal per share basis with the common shares.

         Income taxes:

                  Prior to November 16, 1995, PSBP's earnings were included in the consolidated federal and combined state income tax returns of PSMI. Under the terms of a tax sharing agreement, taxes were allocated to PSBP as though it filed separate federal and state tax returns. For periods subsequent to November 16, 1995, separate federal and state income tax returns were filed for PSBP.

                  Income taxes are accounted for under SFAS No. 109, "Accounting for Income Taxes", which requires income taxes to be recorded using the liability method. Under the liability method, deferred taxes are provided for temporary differences between the financial reporting and income tax bases of assets and liabilities, applying presently enacted tax rates and laws. Taxes have been paid by PSI and PSMI on behalf of PSBP, and are included in due from affiliate.

                  During 1997, PSBP qualified and intends to continue to qualify as a real estate investment trust ("REIT"), as defined in Section 856 of the Internal Revenue Code. As a REIT, PSBP is not taxed on that portion of its taxable income which is distributed to its shareholders provided that PSBP meets certain tests. PSBP believes it has met these tests during 1997; accordingly, no provision for income taxes has been made in the accompanying financial statements. In addition, PSP11 (the legal entity for income tax reporting purposes subsequent to the March 17, 1998 merger) believes it has also met the REIT tests during each of 1997, 1996 and 1995.

                  The income tax provision for fiscal 1996 and 1995 is as follows:

                             1996:
                               Federal                 $      166,000
                               State                           50,000
                                                      ----------------------
                                                       $      216,000
                                                      ======================

                             1995:
                               Federal                 $      372,000
                               State                          100,000
                                                      ----------------------
                                                       $      472,000
                                                      ======================

                  The income tax provision is different from that which would be computed by applying the Federal income tax rate to income before taxes as follows:

                                                    1996               1995
                                             -----------------  ----------------

            Tax at statutory rate              $    177,000       $    405,000
            State income taxes                       33,000             66,000
            Other                                     6,000              1,000
                                             -----------------  ----------------
                                               $    216,000       $    472,000
                                             =================  ================

         Use of estimates:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

         General and administrative expense:

                  General and administrative expense includes legal expense, office expense, state income taxes (in the case of 1997), executive salaries, and other such administrative items. Such amounts include amounts incurred by PSI on behalf of PSBP, which were subsequently charged to PSBP.

3.       REAL ESTATE FACILITIES

                  On January  2,  1997,  concurrent  with the  formation  of the
         Operating Partnership, PSI and affiliated entities contributed 26 commercial properties (approximately 2.4 million square feet) to the Operating Partnership in exchange for 5,824,383 OP Units. In addition, PSI contributed 9 commercial properties to PSBP in exchange for 1,198,680 shares of non-voting participating preferred. PSBP immediately contributed these 9 commercial properties (approximately
         0.6 million square feet) to the Operating Partnership for 1,198,680 OP Units. These transactions were accounted for as a purchase of properties by PSBP and the Operating Partnership at fair value (approximately $117.2 million in aggregate).

                  In April 1997, PSI contributed 4 commercial properties (approximately 0.4 million square feet) to the Operating Partnership in exchange for 1,480,968 OP Units. The cost of these properties was recorded at PSI's carrying cost of approximately $23.9 million.

                  In separate  transactions  in July,  September,  and  December
         1997, PSBP and the Operating Partnership acquired a total of four commercial properties (approximately 0.6 million square feet) from unaffiliated third parties. The aggregate purchase cost of these facilities was approximately $47.5 million, consisting of the issuance of 27,495 OP Units having a value of approximately $0.6 million and $46.9 million in cash.

                  In addition, on December 24, 1997, PSBP and the Operating Partnership issued 3,504,758 shares of PSBP common stock and 1,785,007 OP Units, respectively, to subsidiaries of a state pension plan, and the subsidiaries, through a merger and contribution, transferred to PSBP and the Operating Partnership a total of six commercial properties (approximately 2.0 million net rentable square feet) and $1.0 million in cash. The total cost of the six properties was approximately $118.9 million.

                  The activity in real estate facilities in 1997 is as follows:

                                                                                            Accumulated
                                                           Land            Buildings        Depreciation           Total
                                                    ------------------  ---------------   ----------------   -----------------
        Balances at December 31, 1996                $            -     $            -    $            -     $            -
        Acquisitions from affiliates                     35,154,000         82,026,000                 -        117,180,000
        Capital improvements (Jan - Mar 1997)                     -            582,000                 -            582,000
        Depreciation expense (Jan - Mar 1997)                     -                  -          (820,000)          (820,000)
        Adjustment to reflect PSI's acquisition
          cost (Note 2)                                           -          7,146,000           820,000          7,966,000
                                                    ------------------  ---------------   ----------------   -----------------

        Balances at March 31, 1997                       35,154,000         89,754,000                 -        124,908,000
        Acquisitions from:
             PSI and affiliates                           6,682,000         17,294,000                 -         23,976,000
             Third parties                               49,918,000        116,435,000                 -        166,353,000
        Capital improvements (Apr - Dec 1997)                     -          2,983,000                 -          2,983,000
        Depreciation expense (Apr - Dec 1997)                     -                  -        (3,982,000)        (3,982,000)
                                                    ------------------  ---------------   ----------------   -----------------
        Balances at December 31, 1997                   $91,754,000       $226,466,000       $(3,982,000)      $314,238,000
                                                    ==================  ===============   ================   =================

4.        LEASING ACTIVITY

                  Future minimum rental revenues under non-cancelable leases as of December 31, 1997 with tenants for the above real estate facilities are as follows:

                            1998                           $   42,937,000
                            1999                               30,527,000
                            2000                               19,785,000
                            2001                               11,005,000
                            2002                                6,141,000
                            Thereafter                          8,662,000
                                                         -------------------
                                                           $  119,057,000
                                                         ===================

5.       MINORITY INTERESTS

                  In consolidation, PSBP classifies ownership interests in the Operating Partnership, other than its own, as minority interest on the consolidated financial statements. Minority interest in income consists of the minority interests' share (approximately 69% on a weighted average basis of income before minority interest and income taxes for the two periods comprising the year ended December 31, 1997) of the consolidated operating results.

                  Subject to certain limitations described below, each limited partner other than PSBP has the right to require the redemption of such limited partner's partnership interests at any time or from time to time beginning on the date that is one year after the date on which such limited partner is admitted to the Operating Partnership.

                  Unless PSBP, as general partner, elects to assume and perform the Operating Partnership's obligation with respect to a redemption right, as described below, a limited partner that exercises its redemption right will receive cash from the Operating Partnership in an amount equal to the market value (as defined in the Operating Partnership Agreement) of the partnership interests redeemed. In lieu of the Operating Partnership redeeming the partner for cash, PSBP, as general partner, has the right to elect to acquire the partnership interest directly from a limited partner exercising its redemption right, in exchange for cash in the amount specified above or by issuance of one share of PSBP common stock for each unit of limited partnership interest redeemed.

                  A limited partner cannot exercise its redemption right if delivery of shares of PSBP common stock would be prohibited under the applicable articles of incorporation, if the general partner believes that there is a risk that delivery of shares of common stock would cause the general partner to no longer qualify as a REIT, would cause a violation of the applicable securities laws, or would result in the Operating Partnership no longer being treated as a partnership for federal income tax purposes.

                  At December 31, 1997, there were 9,117,854 OP Units owned by minority interests (7,305,352 were owned by PSI and affiliated entities, 1,785,007 were owned by a subsidiary of a state pension fund, and 27,495 were owned by unaffiliated third parties). On a fully converted basis, assuming all 9,117,854 OP Units were converted into shares of common stock of PSBP at December 31, 1997, the minority interests would own approximately 54% of the pro forma common shares outstanding.

                  In January 1998, the subsidiary of the state pension plan exercised its option to convert its OP Units into shares of common stock of PSBP.

6.       PROPERTY MANAGEMENT CONTRACTS

                  The Operating Partnership manages industrial, office and retail facilities for PSI and entities affiliated with PSI, and third party owners. These facilities, all located in the United States, operate under the "Public Storage" or "PS Business Parks" name.

                  The property management contracts provide for compensation of five percent of the gross revenue of the facilities managed. Under the supervision of the property owners, the Operating Partnership coordinates rental policies, rent collections, marketing activities, the purchase of equipment and supplies, maintenance activities, and the selection and engagement of vendors, suppliers and independent contractors. In addition, the Operating Partnership assists and advises the property owners in establishing policies for the hire, discharge and supervision of employees for the operation of these facilities, including property managers, leasing, billing and maintenance personnel.

                  The property management contract with PSI is for seven year terms with the term being extended one year each anniversary. The property management contracts with affiliates of PSI are cancelable by either party upon sixty days notice.

7.       SHAREHOLDERS' EQUITY

                  PSBP was initially capitalized with 2,500 shares of capital stock. In connection with the November 16, 1995 merger between PSMI and PSI, PSBP's Articles of Incorporation were amended authorizing PSBP to issue only two classes of shares (i) 100,000 shares of $0.10 par value preferred stock and (ii) 100,000 shares of $0.10 par value common stock. PSBP's existing 2,500 shares of capital stock were, concurrent with the amendment, exchanged for 899,608 shares of preferred stock.

                  The preferred stock participates fully on a share for share basis in any dividends which the Board of Directors of PSBP declares with respect to the common shares. Except under certain conditions, the preferred stock has no voting rights on any matter requiring a vote of shareholders. In the event of any liquidation, dissolution or winding up of PSBP, the preferred stock shall be entitled to receive, in preference to any payment on the common shares, an amount equal to $16.69 per share. After this the common shares receive $16.69 per share. Subsequent to the common shares receiving $16.69 per share, the remainder is distributed ratably among the preferred and common shareholders.

                  In connection with the November 16, 1995 merger, Hughes purchased 47,348 shares of common stock of PSBP for cash totaling $790,000.

                  In December 1996, PSBP issued 47,349 shares of common stock to third parties for cash totaling $790,000. In addition, in December 1996, Ronald L. Havner, Jr. acquired all of the common shares of PSBP held by B. Wayne Hughes.

                  In July 1997, PSBP issued 2,025,769 shares of common stock primarily to PSI for cash totaling $33,800,000.

                  In December 1997, PSBP issued 3,504,758 shares of common stock to a subsidiary of a state pension plan in connection with the acquisition of commercial properties. PSBP incurred approximately $3,300,000 in transaction costs.

                  As a REIT, PSBP must distribute to its shareholders in each taxable year an amount at least equal to 95% of its REIT taxable income. In November and December 1997, PSBP paid distributions to its common shareholders totaling $2.1 million ($0.494 per common share) and $1.5 million ($0.189 per common share), respectively. The characterization of dividends for Federal income tax purposes is made based upon earnings and profits of PSBP, as defined by the Internal Revenue Code. Distributions declared by the Board of Directors in 1997 were characterized as ordinary income.

8.       STOCK OPTIONS

                  PSBP has a 1997  Stock  Option  Plan (the  "Plan").  Under the
         Plan, PSBP has granted non-qualified options to certain directors, officers and key employees to purchase shares of PSBP's common stock at a price equal to the fair market value of the common stock at the date of grant. Generally, options under the Plan vest over a three-year period from the date of grant at the rate of one-third per year and expire ten years after the date of grant.

                  At December 31, 1997, there were 1,500,000 options authorized to grant. Information with respect to the Plan during 1997 is as follows:


                                                               1997
                                                 -------------------------------
                                                    Number of      Average Price
                                                     Options         per Share
                                                 --------------  ---------------
 Options outstanding January 1                             -        $   -
   Granted                                           305,570           16.80
   Exercised                                               -            -
   Canceled                                                -            -
                                                 --------------  ---------------
 Options outstanding December 31                     305,570        $  16.80
                                                                 ===============

 Option price range at December 31                                      $16.69
                                                                     to $22.88

 Options exercisable at December 31                     None
                                                 ==============
 Options available for grant at December 31        1,194,430
                                                 ==============

                  PSBP adopted the disclosure requirement provision of SFAS No. 123 in accounting for stock-based compensation issued to employees. As of December 31, 1997 there were 305,570 options outstanding that were subject to SFAS No. 123 disclosure requirements. The fair value of these options was estimated utilizing prescribed valuation models and assumptions as of each respective grant date. Based on the results of such estimates, management determined that there was no material effect on net income or earnings per share for either of the two periods comprising the year ended December 31, 1997. The remaining contractual lives were 9.1 years at December 31, 1997.

9.       SUBSEQUENT EVENTS

         Property acquisitions:

                  On January 13, 1998, PSBP purchased a commercial property for approximately $22,643,000, consisting of $22,450,000 cash and the issuance of 8,428 OP Units having a value of approximately $193,000.

                  In March 1998, PSBP purchased two commercial properties from unaffiliated third parties for an aggregate cost of approximately $33,139,000, composed of $17,600,000 cash, the issuance of 44,250 OP units having a value of approximately $1,013,000, and the assumption of mortgage notes payable of $14,526,000.

         Stock issuances to institutional investors:

                  In January 1998, PSBP entered into an agreement with a group of institutional investors under which PSBP will issue up to 6,744,074 shares of PSBP common stock at $22.88 per share in cash (an aggregate of up to $155,000,000) in separate traunches. The first tranche, 2,185,189 shares or $50.0 million, was issued in January 1998. The remainder of the shares will be issued as the funds are required by PSBP to purchase commercial properties.

         Line of credit with PSI:

                  PSBP has entered into a line of credit agreement with PSI for $100,000,000 with an interest rate of the London Interbank Offered Rate ("LIBOR") plus 1.25%.

         March 17, 1998 merger (unaudited):

                  On March 17, 1998, AOPP merged into PSP11, a publicly traded real estate investment trust and an affiliate of PSI. Upon consummation of the merger of AOPP into PSP11, each share of AOPP's common stock was converted into 1.18 shares of PSP11 common stock. PSP11, the surviving corporation, was renamed "PS Business Parks, Inc." (PSBP as defined in Note 1). Under the merger transaction:

              * Each outstanding share of PSP11 Common Stock continues to be owned by current holders or converted into the right to receive $20.50 in cash. The total amount of shares electing cash was 106,155. If a PSP11 shareholder did not elect cash, he or she continues to own PSP11 Common Stock.

              * Each share of PSP11 Common Stock Series B and each share of PSP11 Common Stock Series C converted into .8641 share of PSP11 Common Stock.

              * Each share of AOPP Common Stock converted into 1.18 shares of PSP11 Common Stock.

              * Concurrent with the merger, PSP11 exchanged 11 mini-warehouses and two properties that combine mini-warehouse and commercial space for 11 commercial properties owned by PSI. The fair value of the real estate facilities owned by PSP11 was approximately $48 million.

                  Pro forma data (unaudited) for the year ended December 31, 1997 as though the merger, property acquisitions which occurred during fiscal 1997 and during 1998 (as described above), had been effective at the beginning of fiscal 1997 is as follows:

                                                            (in thousands except
                                                               per share data)
                                                           ---------------------
     Pro forma:
     ----------

     Revenues.............................................      $     68,625
     Net income...........................................            18,918

     Net income per common share (Basic)..................      $      1.35
     Net income per common share (Diluted)................             1.35

     Weighted average shares outstanding (Basic)..........            13,982
     Weighted average shares outstanding (Diluted)........            14,021

     Total assets.........................................      $    427,872
     Notes payable........................................      $     14,526
     Shareholders equity..................................      $    266,952

                  The pro forma data does not purport to be indicative either of results of operations that would have occurred had the transactions occurred at the beginning of fiscal 1997 or future results of operations PSBP and the Operating Partnership.

10.      RECENT ACCOUNTING PRONOUNCEMENTS

                  In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes standards for the reporting of comprehensive income and its components. This statement requires a separate statement to report the components of comprehensive income for each period reported. The provisions of this statement are effective for fiscal years beginning after December 15, 1997. PSBP will implement SFAS 130 for the fiscal year ended December 31, 1998, but PSBP does not expect the impact to be material.

                  In July 1997, the FASB issued SFAS No. 131, "Disclosures about
         Segments of an Enterprise and Related Information" ("SFAS 131"), which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. This statement is effective for periods beginning after December 15, 1997. PSBP does not expect SFAS 131 to have a significant impact upon its reporting presentation.

Item 7(a)(ii) MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the Consolidated Financial Statements of PS Business Parks, Inc. ("PSBP") and notes thereto included as Item 7 (a)(i) of this Form 8-K/A.

         DESCRIPTION OF BUSINESS

         The financial statements of PSBP include the accounts of PSBP and its Operating Partnership (as defined later) which was formed in 1997. PSBP is the general partner of the Operating Partnership.

         PSBP is the successor to American Office Park Properties, Inc. ("AOPP") and the survivor in the merger of AOPP into Public Storage Properties XI, Inc. ("PSP11") on March 17, 1998. Based upon the terms of the merger, for financial reporting and accounting purposes, the merger will be accounted for as a reverse acquisition whereby AOPP is deemed to have acquired PSP11. However, PSP11 is the continuing legal entity and registrant for both Securities and Exchange
Commission filing purposes and income tax reporting purposes. All subsequent references to PSBP prior to March 17, 1998, refer to AOPP.

         PSBP was organized in California in 1986 as a wholly-owned subsidiary of Public Storage Management, Inc. ("PSMI"), a privately owned company of B. Wayne Hughes and his family (collectively "Hughes").

         On November 16, 1995, Public Storage, Inc. ("PSI") acquired PSMI in a business combination accounted for using the purchase method. In connection with the transaction, PSI exchanged its common stock for all of the non-voting participating preferred stock of PSBP, representing a 95% economic interest, and Hughes purchased all the voting common stock of PSBP, representing the remaining 5% economic interest. During December 1996, Ronald L. Havner, Jr. (then an executive officer of PSI) acquired all of Hughes' common stock in PSBP.

         On January 2, 1997, in connection with the reorganization of the commercial property operations of PSI and affiliated entities, PSBP formed a partnership (the "Operating Partnership") whereby PSBP became the general partner. Concurrent with the formation of the Operating Partnership, PSI and affiliated entities contributed commercial properties to the Operating Partnership in exchange for limited partnership units ("OP Units"). In addition, PSI contributed commercial properties to PSBP in exchange for shares of non-voting participating preferred stock, and such properties were immediately contributed by PSBP along with its commercial property management operations and cash to the Operating Partnership for OP Units.

         On March 31, 1997, PSI exchanged its non-voting participating preferred stock into common shares of PSBP. As a result of the exchange, PSI owned a majority of the voting common stock and effectively gained control of PSBP at that time.

         From 1986 through 1996, PSBP's sole business activities consisted of the property management of commercial properties owned by PSI and affiliated entities. Commencing in 1997, PSBP began to own and operate commercial properties for its own behalf. At December 31, 1997, PSBP and the Operating Partnership collectively owned and operated 49 commercial properties (approximately 6.0 million net rentable square feet) located in 10 states. In addition, on December 31, 1997, the Operating Partnership managed on behalf of PSI and affiliated entities 49 additional commercial properties (approximately
1.9 million net rentable square feet).

         RESULTS OF OPERATIONS

         YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996: On March 31, 1997, PSI exchanged its non-voting preferred stock for voting common stock of PSBP in a transaction accounted for as a purchase of PSBP by PSI. As a result of PSI attaining a 95% ownership interest in PSBP voting common stock, the financial results for 1997 are presented separately for the period prior to the exchange transaction for the period January 1, 1997 to March 31, 1997 and subsequent to the exchange transaction for the period April 1, 1997 to December 31, 1997.

         To properly compare the operating results for the year ended December 31, 1997 to the same period in the prior year, the amounts for 1997 have been combined as follows:


                                                January 1, 1997 -           April 1, 1997 -              Year ended
                                                 March 31, 1997           December 31, 1997         December 31, 1997
                                               -------------------        -----------------         -------------------
Revenues:
   Rental income                                  $   5,805,000              $  24,364,000             $  30,169,000
   Facility management fees                             247,000                    709,000                   956,000
   Interest and other income                             29,000                    424,000                   453,000
                                               -------------------        -----------------         -------------------
                                                      6,081,000                 25,497,000                31,578,000
                                               -------------------        -----------------         -------------------
Expenses:
   Cost of operations                                 2,493,000                  9,837,000                12,330,000
   Cost of facility management                           60,000                    129,000                   189,000
   Depreciation and amortization                        820,000                  4,375,000                 5,195,000
   General and administrative                           213,000                  1,248,000                 1,461,000
   Interest expense                                           -                      1,000                     1,000
                                               -------------------        -----------------         -------------------
                                                      3,586,000                 15,590,000                19,176,000
                                               -------------------        -----------------         -------------------
Net income before minority
   interest                                           2,495,000                  9,907,000                12,402,000
Minority interest                                    (1,813,000)                (6,753,000)               (8,566,000)
                                               -------------------        -----------------         -------------------
   Net income                                     $     682,000              $   3,154,000             $   3,836,000
                                               ===================        =================         ===================


         Net income for the year ended December 31, 1997 was $3,836,000 compared to $303,000 for the year ended December 31, 1996, representing an increase of $3,533,000. This significant increase in net income reflects PSBP's change in business focus from being solely a manager of commercial properties to an owner/operator as well as the continued management of commercial properties for a fee. As indicated above, prior to 1997, PSBP owned no commercial properties. Throughout fiscal 1997, PSBP acquired a total of 49 commercial facilities which in the aggregate contributed property net operating income (rental income less cost of operations and depreciation expense) of $13,037,000 during 1997. The operating results reflects the aggregate operations of these facilities from the date each property was acquired through the end of 1997 and is therefore not representative of the operations of the facilities for the entire fiscal year.

                  During the year ended December 31, 1997, $767,000 in net operating income was recognized from facility management operations compared to $1,619,000 during the same period in 1996. During 1996, PSBP's property management operations generated net operating income of $1,619,000 through the management of a total of 88 commercial properties. In 1997, PSBP acquired 39 of these 88 commercial properties and, as a result, PSBP no longer receives property management fees on these properties after their acquisition. Accordingly, PSBP's facility management operations decreased significantly in 1997 as compared to 1996, generating net operating income of $767,000 in 1997.

         During the year ended December 31, 1997, general and administrative expenses were $1,461,000 compared to $1,143,000 for the same period in 1996, a $318,000 increase. The increase in general and administrative expenses is due to an increase in salaries and other expenses related to the January 1997 reorganization and subsequent increased level of activities.

         Depreciation and amortization expense was $5,195,000 for the year ended December 31, 1997. No amounts for depreciation and amortization expense were reported for the same period in 1996, as PSBP owned no real estate facilities and did not have intangible assets.

         Minority interest in income represents the income allocable to equity interests in the Operating Partnership which are not owned by PSBP. During 1997, $8,566,000 of income was allocated to the minority interest, representing their pro rata share of income in the consolidated entities.

         YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED DECEMBER 31, 1995. Net income for the year ended December 31, 1996 was $303,000 compared to net income for the year ended December 31, 1995 of $720,000. The primary reason for this decline in net income was an $824,000 increase in general and administrative expense. Net operating income related to facility management operations for the year ended December 31, 1996 was $1,619,000, a $145,000 or 9.8% increase from $1,474,000 reported for the year ended December 31, 1995. The increase is due to a 4.4% increase in facility management fees earned combined with a 9.8% decrease in cost of managing the facilities. The increase in facility management fees is due to higher revenues at the facilities managed. During 1996, revenues of the properties managed were $42.6 million compared to $40.7 million for 1995 due to a 0.9% increase in occupancy levels (from 94.7% in 1995 to 95.6% in 1996) and a 3.5% increase in realized annual rental rates (from $8.37 in 1995 to $8.66 in 1996). The reduction in cost of managing the facilities is due mainly to a $47,000 decrease in salaries related to field management personnel.

         General and administrative expense for 1996 was $1,143,000 compared to $319,000 in 1995. This increase of $824,000 includes legal expense of $456,000. This includes approximately $407,000 of non-recurring legal expense related to corporate planning issues. In addition, general and administrative expense for 1996 includes $533,000 in salaries related to direct and allocated costs from PSI for management and support functions, including but not limited to accounting, data processing and legal. In 1995, many of these support functions were being provided by PSBP's parent.

         LIQUIDITY AND CAPITAL RESOURCES

         PSBP is characterized by low leverage and an increasing level of funds available for distributions and investments. Net cash provided by operating activities for the years ended December 31, 1997, 1996 and 1995 were $19,437,000, $413,000 and $950,000, respectively. Management expects cash flows from operations will be sufficient to fund capital expenditures and distributions in the future. As of December 31, 1997, PSBP had $3,500,000 in notes payable outstanding. These notes were paid in full in January 1998.

         In addition to cash flow from operations, PSBP has entered into a line of credit agreement with PSI for $100,000,000 which is available to fund operations and future acquisitions. The line of credit bears interest at a rate of the London Interbank Offered Rate ("LIBOR") plus 1.25%. PSBP has also entered into an agreement with institutional investors whereby PSBP will issue up to 6,744,074 shares of its common stock for cash ($155,000,000). The cash will be available for PSBP to use for acquisition purposes. (See Subsequent Events below)

         The following table summarizes PSBP's ability to make capital improvements to maintain its facilities through the use of cash provided by operating activities. The remaining cash flow is available to PSBP to pay distributions to shareholders and acquire property interests.


`                                               Year ended December 31, 1997                 Years ended December 31,
                                   -------------------------------------------------------   --------------------------
                                    January 1, 1997     April 1, 1997
                                        through            through          Year ended
                                     March 31, 1997   December 31, 1997  December 31, 1997     1996           1995
                                   ----------------- ------------------  -----------------   ------------  ------------

Net income                             $  682,000        $3,154,000         $3,836,000        $303,000       $720,000
Depreciation and amortization             820,000         4,375,000          5,195,000              -              -
Change in working capital               2,525,000          (685,000)         1,840,000        110,000        230,000
Minority interest in income             1,813,000         6,753,000          8,566,000              -              -
                                   ----------------- ------------------  -----------------   ------------  ------------

Net cash provided by operating          5,840,000        13,597,000         19,437,000        413,000        950,000
  activities
Capital improvements to maintain
  facilities                             (582,000)       (2,983,000)        (3,565,000)             -              -
                                   ----------------- ------------------  -----------------   ------------  ------------

Funds available for distributions
  to shareholders and
  acquisitions and other                5,258,000        10,614,000         15,872,000        413,000        950,000
  corporate purposes
Cash distributions to
  shareholders and minority interests           -        (6,992,000)        (6,992,000)      (400,000)      (815,000)
                                   ----------------- ------------------  -----------------   ------------  -----------

Excess funds available for
  acquisitions and other corporate
  purposes                             $5,258,000        $3,622,000         $8,880,000        $13,000        $135,000
                                   ================= ==================  =================   ============  ===========

         Funds from operations (FFO) is defined by PSBP as net income (loss), computed in accordance with generally accepted accounting principles (GAAP), before depreciation, amortization and extraordinary or non-recurring items. FFO is presented because PSBP considers FFO to be a useful measure of the operating performance of a REIT which, together with net income and cash flows, provides investors with a basis to evaluate the operating and cash flow performances of a REIT. FFO does not represent net income or cash flows from operations as defined by GAAP. FFO does not take into consideration scheduled principal payments on debt and capital improvements. Accordingly, FFO is not necessarily a substitute for cash flow or net income as a measure of liquidity or operating performance or ability to make acquisitions and capital improvements or ability to pay distributions or debt principal payments. Also, FFO as computed and disclosed by PSBP may not be comparable to FFO computed and disclosed by other REITs.

         Funds from operations for PSBP is computed as follows:


                                              Year ended December 31, 1997                  Years Ended December 31,
                                   -------------------------------------------------------   --------------------------
                                    January 1, 1997    April 1, 1997
                                        through           through          Year ended
                                     March 31, 1997  December 31, 1997  December 31, 1997      1996           1995
                                   ----------------- ------------------ ------------------   ------------  ------------
Net income                            $ 682,000        $ 3,154,000       $ 3,836,000          $ 303,000       $720,000
Minority interest in income           1,813,000          6,753,000         8,566,000                  -              -
Depreciation and amortization           820,000          4,375,000         5,195,000                  -              -
                                   ----------------- ------------------ ------------------   ------------  ------------
   Subtotal                           3,315,000         14,282,000        17,597,000            303,000        720,000
FFO allocated to minority
interests                            (2,408,000)        (9,735,000)      (12,143,000)                 -            -
                                   ----------------- ------------------ ------------------   ------------  ------------
Funds from operations
  allocated to shareholders          $  907,000        $ 4,547,000       $ 5,454,000          $ 303,000       $720,000
                                   ================= ================== ==================   ============  ============


         Distributions. PSBP has elected and intends to qualify as a REIT for federal income tax purposes. As a REIT, PSBP must meet, among other tests, sources of income, share ownership and certain asset tests. In addition, PSBP is not taxed on that portion of its taxable income which is distributed to its shareholders provided that at least 95% of its taxable income is so distributed to its shareholders prior to filing of its tax return. PSBP intends to meet its distribution requirement by distributing the minimum amount required under the distribution test.

         SUBSEQUENT EVENTS

         PROPERTY ACQUISITIONS. On January 13, 1998, PSBP purchased a commercial property for approximately $22,643,000, consisting of $22,450,000 cash and the issuance of 8,428 OP Units having a value of approximately $193,000.

         In March 1998, PSBP purchased two commercial properties from unaffiliated third parties for an aggregate cost of approximately $33,139,000, composed of $17,600,000 cash, the issuance of 44,250 OP units having a value of approximately $1,013,000, and the assumption of mortgage notes payable of $14,526,000.

         STOCK ISSUANCES TO INSTITUTIONAL INVESTORS. In January 1998, PSBP entered into an agreement with a group of institutional investors under which PSBP will issue up to 6,744,074 shares of PSBP common stock at $22.88 per share in cash (an aggregate of up to $155,000,000) in separate traunches. The first traunch, 2,185,189 or $50.0 million, was issued in January 1998. The remainder of the shares will be issued as the funds are required by PSBP to purchase commercial properties.

Item 7 (b)        PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


The following unaudited pro forma consolidated financial statements were prepared to reflect the March 17, 1998 merger (the "Merger") of American Office Park Properties, Inc. ("AOPP") and Public Storage Properties XI, Inc. ("PSP11"), which is described in the Public Storage Properties XI, Inc. Proxy Statement and Prospectus dated February 5, 1998 (the "Proxy Statement"). Pursuant to the
Merger:

              *AOPP merged into PSP11.

              *Each outstanding share of PSP11 Common Stock, with the exception of 106,155 shares which elected to receive $20.50 in cash per share, continues to be owned by current holders.

              *Each share of PSP11 Common Stock Series B and each share of PSP11 Common Stock Series C converted into .8641 share of PSP11 Common Stock.

              *Each share of AOPP Common Stock converted into 1.18 shares of PSP11 Common Stock.

              *The surviving corporation in the Merger was renamed "PS Business Parks, Inc. ("PSBP")."

              *Concurrent with the Merger, PSP11 exchanged (the "Exchange") 11 mini-warehouses and two properties that combine mini-warehouse and commercial space for 11 commercial properties owned by Public Storage, Inc. ("PSI").

The Merger will be accounted for as a reverse merger whereby AOPP is treated as the accounting acquirer using the purchase method. This has been determined based upon the following:

              *The former shareholders and unitholders of AOPP own in excess of 80% of the merged companies.

              *The business focus post Merger will continue to be that of AOPP's which includes the acquisition, ownership and management of commercial properties. Prior to the Merger, PSP11's business focus has been primarily on the ownership and operation of its self-storage facilities which represent approximately 81% of its portfolio.

In addition to adjustments to reflect the Merger, pro forma adjustments were made to reflect the following transactions (all share and OP Unit amounts have been adjusted to reflect the conversion factor of 1.18 pursuant to the Merger):

            1. On April 1, 1997, AOPP LP (the "Operating  Partnership") acquired four commercial properties from PSI in exchange for 1,480,968 OP Units.

            2. On July 31, 1997, AOPP acquired two commercial properties from an unaffiliated third party for cash totaling $33,750,000. AOPP raised the cash for this acquisition by issuing 2,025,769 shares of AOPP Common Stock primarily to PSI for cash totaling $33,800,000.

            3. On September 24, 1997, AOPP acquired one commercial property (the
               "Largo Property") from an unaffiliated third party for an aggregate cost of $10,374,000, consisting of cash of $10,050,000 and the issuance of 14,384 Operating Partnership units ("OP Units") having a value of $324,000.

            4. On December 10, 1997,  AOPP purchased a commercial  property (the
               "Northpointe Property") for $3,875,000, consisting of cash of $3,575,000 and the issuance of 13,111 OP Units having a value of $300,000.

            5. On December 24, 1997,  AOPP  completed a  transaction  where AOPP issued 1,785,007 OP Units and 3,504,758 shares of AOPP common stock to a subsidiary of a state pension fund, and the subsidiary of the state pension fund, through a merger and contribution, transferred to AOPP six commercial properties (the "Acquiport Properties" - $118,655,000) and $1,000,000 cash. The Company incurred $3,300,000 in transaction costs. On January 9, 1998, the subsidiary of the state pension fund exercised its option to convert its OP Units into shares of AOPP common stock on a one-for-one basis.

            6. In January 1998, AOPP entered into an agreement in principle with a group of institutional investors under which AOPP would issue up to 6,744,074 shares of AOPP common stock at $22.88 per share in separate tranches. The first tranche, 2,185,189 shares or $50.0 million, was issued in January 1998. The remainder of the shares are to be issued as the funds are required by AOPP, in minimum increments of $20.0 million.

            7. On January 13, 1998,  AOPP  purchased a commercial  property (the
               "Ammendale Property") for $22,643,000, consisting of cash of $22,450,000 and the issuance of 8,428 OP Units having a value of $193,000.

            8. In March 1998,  AOPP  purchased two  commercial  properties  (the
               "March Acquisitions", referred to in the Proxy Statement dated February 5, 1998 as the "Proposed Acquisition Properties") from unaffiliated third parties for an aggregate cost of $33,139,000, composed of $17,600,000 cash, the issuance of 44,250 OP Units having a value of $1,013,000, and the assumption of mortgage notes payable of $14,526,000.

The pro forma consolidated balance sheet at December 31, 1997 has been prepared to reflect (i) the aforementioned acquisitions and proposed acquisitions of commercial properties which occurred after December 31, 1997, (ii) the related conversion of OP units to AOPP Common Stock by the subsidiary of the state pension fund, (iii) the issuance of $50.0 million of AOPP Common Stock to institutional investors, and (iv) the Merger transaction between AOPP and PSP11.

The pro forma consolidated statement of income for the year ended December 31, 1997 has been prepared assuming (i) the aforementioned acquisitions and proposed acquisitions of commercial properties (ii) the issuance of $50.0 million of AOPP Common Stock to institutional investors, and (iii) the Merger between AOPP and PSP11, as if all such transactions were completed at the beginning of fiscal 1997.

The pro forma adjustments are based upon available information and upon certain assumptions as set forth in the notes to the pro forma consolidated financial statements that PSP11 and AOPP believe are reasonable in the circumstances. The pro forma consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of PSP11, AOPP, and certain financial information with respect to properties acquired and proposed to be acquired pursuant to agreements in principle. (SEE "FINANCIAL STATEMENTS -ACQUIRED PROPERTIES, -PSI EXCHANGE PROPERTIES, -BALDON PROPERTIES, -LARGO PROPERTY, -ACQUIPORT PROPERTIES, -PROPOSED ACQUISITION PROPERTIES, -NORTHPOINTE PROPERTY, AND -AMMENDALE PROPERTY INCLUDED IN THE ABOVE REFERENCED PROXY
STATEMENT). The following pro forma consolidated financial statements do not purport to represent what AOPP's results of operations would actually have been if the transactions in fact had occurred at the beginning of fiscal 1997 or to project AOPP's results of operations for any future date or period.

                             PS BUSINESS PARKS, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1997
                                   (Unaudited)
             (Amounts in thousands, except share and per share data)


                                                                                   AOPP
                                                     ---------------------------------------------------------------
                                                                          Pro Forma Adjustments
                                                                    --------------------------------
                                                                        Property          Other            AOPP
                       ASSETS                             AOPP        Acquisitions     Adjustments      Pre-Merger        PSP11
                                                      (Historical)      (Note 1)         (Note 2)       (Pro Forma)    (Historical)
                                                      ------------   --------------   -------------   -------------    ------------
Cash and cash equivalents                             $     3,884    $      (40,050)  $      41,200   $       5,034    $     2,455
Real estate facilities, net of accumulated                314,238            55,782               -         370,020         25,937
   depreciation
Intangible assets, net of accumulated amortization          3,272                 -               -           3,272              -
Other assets                                                2,060                 -               -           2,060            454
Purchase cost                                                   -                 -               -               -              -
                                                      ------------   --------------   -------------   -------------    ------------
     Total assets                                     $   323,454    $       15,732   $      41,200   $     380,386    $    28,846
                                                      ============   ==============   =============   =============    ============

        LIABILITIES AND SHAREHOLDERS' EQUITY

Accrued and other liabilities                         $     8,331    $            -   $      (2,900)  $       5,431    $     1,475
Notes payable                                               3,500            14,526          (3,500)         14,526              -
Minority interest                                         168,665             1,206         (30,383)        139,488              -
Shareholder's equity:
   Common stock , $.10 par value, 100,000,000
    shares authorized 7,728,000 issued and
    outstanding (13,981,938 pro forma shares
    issued and outstanding)                                 773                               398           1,171              -
   Series A                                                     -                 -               -               -             18
   Series B                                                     -                 -               -               -              2
   Series C                                                     -                 -               -               -              5
   Paid-in capital                                        142,581                            77,585         220,166         32,421
   Cumulative net income                                    3,154                 -               -           3,154         29,451
   Cumulative distribution paid                            (3,550)                -               -          (3,550)       (34,526)
                                                      ------------   --------------   -------------   -------------    ------------
       Total shareholders' equity                         142,958                 -          77,983         220,941         27,371
                                                      ------------   --------------   -------------   -------------    ------------
   Total liabilities and shareholders' equity         $   323,454    $       15,732   $      41,200   $     380,386    $    28,846
                                                      ============   ==============   =============   =============    ============

Book value per share of common stock (Note 4)         $     18.50                                     $       18.89    $     10.83
                                                      ============                                    =============    ============

Shares outstanding                                      7,728,309                                        11,698,505      2,527,008
                                                      ============                                    =============    ============



                                                            Pro Forma Merger
                                                             Adjustments
                                                     ----------------------------
                                                                                       PSBP
                       ASSETS                           Purchase     Valuation     Post-Merger
                                                        (Note 3)      (Note 3)     (Pro Forma)
                                                      ------------  ------------  -------------
Cash and cash equivalents                             $    (2,976)  $         -   $       4,513
Real estate facilities, net of accumulated                      -        23,156         419,113
   depreciation
Intangible assets, net of accumulated amortization              -        (1,540)          1,732
Other assets                                                    -             -           2,514
Purchase cost                                              48,987       (48,987)              -
                                                      ------------  ------------  -------------
     Total assets                                     $    46,011   $   (27,371)  $     427,872
                                                      ============  ============  =============

        LIABILITIES AND SHAREHOLDERS' EQUITY

Accrued and other liabilities                         $         -   $         -   $       6,906
Notes payable                                                   -             -          14,526
Minority interest                                               -             -         139,488
Shareholder's equity:
   Common stock , $.10 par value, 100,000,000
    shares authorized 7,728,000 issued and
    outstanding (13,981,938 pro forma shares
    issued and outstanding)                                 228             -           1,399
   Series A                                                     -           (18)              -
   Series B                                                     -            (2)              -
   Series C                                                     -            (5)              -
   Paid-in capital                                         45,783       (32,421)        265,949
   Cumulative net income                                        -       (29,451)          3,154
   Cumulative distribution paid                                 -        34,526          (3,550)
                                                      ------------  ------------  -------------
       Total shareholders' equity                          46,011       (27,371)        266,952
                                                      ------------  ------------  -------------
   Total liabilities and shareholders' equity         $    46,011   $   (27,371)  $     427,872
                                                      ============  ============  =============

Book value per share of common stock (Note 4)                                    $       19.09
                                                                                  =============

Shares outstanding                                                                  13,981,942
                                                                                  =============

        See accompanying notes to pro forma consolidated balance sheet.

                             PS BUSINESS PARKS, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1997
                                   (Unaudited)



1.   ACQUISITION OF REAL ESTATE FACILITIES

     On January 13, 1998, AOPP purchased the Ammendale property for an aggregate cost of $22,643,000 consisting of $22,450,000 cash and the issuance of 8,428 OP Units having a value of $193,000.

     In March 1998, AOPP purchased one commercial property and had an agreement in principle to purchase another commercial property (the "March Acquisitions," referred to as the "Proposed Acquisition Properties" in the Proxy Statement dated February 5, 1998) from unaffiliated third parties for an aggregate cost of $33,139,000, composed of $17,600,000 cash, the issuance of 44,250 OP Units having a value of $1,013,000, and the assumption of mortgage notes payable of $14,526,000.

     The following pro forma adjustments have been made to the pro forma consolidated balance sheet as of December 31, 1997 to reflect the acquisition and proposed acquisitions of the above commercial properties and the related issuance of OP Units:

                                                                                            in (000's)

                                                                                           -------------

       * Cash and cash equivalents has been decreased to reflect the cash portion of the acquisition cost of the properties purchased, as follows:
             March Acquisitions................................................            $    (17,600)
             Ammendale Property................................................                 (22,450)
                                                                                           -------------
                                                                                           $    (40,050)
                                                                                           =============

       * Real  estate  facilities  has been  adjusted  to reflect  the acquisition cost of the facilities acquired:
             March Acquisitions................................................            $     33,139
             Ammendale Property................................................                  22,643
                                                                                           -------------
                                                                                           $     55,782
                                                                                           =============
       * Notes payable has been increased to reflect the principal balance of related notes expected to be assumed by AOPP in connection with the
         March Acquisitions....................................................            $     14,526
                                                                                           =============

       * Minority  interest has been increased to reflect the issuance of 52,678 OP Units in connection  with the  acquisition of the
         March
         Acquisitions and Ammendale properties.................................            $      1,206
                                                                                           =============

2.    OTHER ADJUSTMENTS


     On December 24, 1997, AOPP completed a transaction where AOPP issued 1,785,007 OP Units and 3,504,758 shares of AOPP common stock to subsidiaries of a state pension fund, and the subsidiaries of the state pension fund, through a merger and contribution, transferred to AOPP six commercial properties ($118,655,000) and $1,000,000 cash. The Company incurred a total of $3,300,000 in transaction costs. Approximately $400,000 of these costs were paid in December 1997 and approximately $2,900,000 were paid in January 1998.

     On January 9, 1998, the subsidiary, which was issued OP Units, exercised its option to convert the OP Units into shares of AOPP common stock on a one-for-one basis.

     In January 1998, AOPP entered into an agreement with a group of institutional investors under which AOPP would issue up to 6,744,074 shares of AOPP common stock at $22.88 per share in separate tranches. The first traunche, 2,185,189 shares or $50.0 million, was issued in January 1998. The remainder of the shares are to be issued as the funds are required by AOPP, in minimum increments of $20 million. Funds from the first tranche were utilized to repay a $3,500,000 loan due to PSI, to fund remaining unpaid costs related to the subsidiary of a state pension fund transaction, and to complete the real estate transactions that occurred in 1998.

     The following pro forma adjustments have been made to reflect the issuance of $50.0 million of AOPP Common Stock to institutional investors, the conversion of the OP Units into shares of AOPP stock, AOPP's payoff of its loan from PSI, and the payment of remaining transaction costs for the subsidiary of the state pension fund transaction.

                                                                                                    (in 000's)
                                                                                                 ----------------

                  *Cash and cash equivalents has been increased to reflect the net proceeds from the issuance of common stock to institutional investors
                  (gross proceeds of $50,000,000 less estimated offering costs of                $        47,600
                  $2,400,000).............................................................

                  *Cash and cash  equivalents have been decreased to reflect the
                  utilization   of  a   portion   of  the   proceeds   from  the
                  institutional  investors to repay the  $3,500,000  loan due to
                  PSI, and to reflect the
                  payment of $2,900,000 in transaction costs which were unpaid and
                  accrued at December 31, 1997............................................                (6,400)
                                                                                                 ----------------
                                                                                                 $        41,200
                                                                                                 ================
                  *Accounts payable and accrued liabilities have been reduced to reflect the payment of transaction costs which were unpaid and accrued at
                  December 31, 1997.......................................................                (2,900)
                                                                                                 ================

                  *Notes payable have been reduced to reflect the repayment of a
                  $3,500,000 loan due to PSI..............................................       $        (3,500)
                                                                                                 ================

                  *Common  Stock has been  adjusted  to  reflect  the  following items:

                      *Conversion of 1,785,007 OP Units into AOPP common stock............       $           179

                      *Issuance of 2,185,189 shares of AOPP common stock to institutional
                      investors...........................................................                   219
                                                                                                 ----------------
                                                                                                 $           398
                                                                                                 ================

                  *Paid in capital has been  adjusted  to reflect the  following items:

                      *Conversion of 1,785,007 OP Units into AOPP common stock............       $        30,204

                      *Issuance of 2,185,189 shares of AOPP common stock to institutional
                      investors...........................................................                47,381
                                                                                                 ----------------
                                                                                                 $        77,585
                                                                                                 ================

                  *Minority Interest has been adjusted to reflect the conversion of
                  1,785,007 OP Units into AOPP common stock...............................       $       (30,383)
                                                                                                 ================

3.    MERGER PRO FORMA ADJUSTMENTS


     The Merger will be accounted for using the purchase method of accounting with AOPP being the accounting acquirer. The total purchase cost will be allocated to the acquired net assets of PSP11; first to the tangible and identifiable intangible assets and liabilities acquired based upon their respective fair values, and the remainder will be allocated to the excess of purchase cost over fair value of assets acquired, if any. Upon completion of the Merger, the outstanding shares of AOPP common stock were converted into an aggregate of 11,698,505 shares of PSP11 Common Stock and the surviving entity was renamed "PS Business Parks, Inc."

     In determining the cost of the Merger, AOPP evaluated as a measure of cost of the Merger (i) the aggregate fair value of PSP11's net assets acquired,
     (ii) the fair value of PSP11's Common Stock traded in the market, and (iii) the cash election price of $20.50 per share of PSP11 Common Stock. AOPP determined that the use of the cash price of $20.50 was a reliable measure of the Merger cost; further, that such cash price was materially equivalent to the Merger cost had either of the other alternatives been chosen, based upon the following:

               *The  fair  value  of  the  net  assets  of  PSP11  were  readily determinable as of August 15, 1997 (date the Merger was announced). Substantially all of the PSP11 assets were comprised of real estate facilities having current appraised values as determined by independent appraisers. The estimated fair value per share of PSP11 Common Stock at August 15, 1997 based upon the fair values of the net assets was approximately $20.50 per share.

               *Since  AOPP is the  accounting  acquirer,  AOPP's  common  stock market price would have been an indicator of the Merger cost. However, AOPP's common stock was not publicly traded, accordingly, AOPP evaluated PSP11's common stock as a determination of AOPP's implied common stock value. The market price of PSP11's Common Stock from January 1, 1997 through August 15, 1997 ranged from $20-3/8 to $19-3/8. The closing price of PSP11's Common Stock on August 15, 1997, was $20.00. PSP11's trading price for the one month period after the announcement of the proposed Merger traded in the range from $19-15/16 to $20-9/16.

               *Each outstanding share of PSP11 Common Stock with the exception of 106,155 shares, which elected to receive $20.50 in cash per share, continued to be owned by current holders.

     In determining the fair value of the net assets to be acquired, historical carrying values as of December 31, 1997 were used with respect to PSP11's other assets and accrued liabilities since they approximate fair value and appraised values were used for PSP11's real estate facilities. The aggregate purchase cost and its preliminary allocation to the historical assets and liabilities is as follows:


                                                                                                        (in 000's)
                                                                                                     -----------------
         PURCHASE COST:

                  *Issuance  of  1,713,782  shares  of Common  Stock to  PSP11's
                  Series A common  shareholders  (1,819,937  shares  outstanding
                  less shares electing cash of 106,155) at $20.50 per share............                 $   35,133

                  *Issuance of 569,655  shares of Common Stock to the holders of
                  PSP11's  Common Stock Series B and Series C (707,071  combined shares  outstanding  less  cancellation  of  47,824  shares of
                  Series  C  the   remaining  of  which  is  multiplied  by  the
                  conversion ratio of 0.8641) at $20.50 per share......................                     11,678

                  *Cash elections (106,155 shares of the Series A Common Stock of
                  PSP11 elected to receive $20.50 per share in cash in the Merger).....                      2,176
                                                                                                     -----------------
                   Total Purchase Cost.................................................                 $   48,987
                                                                                                     =================


         PRELIMINARY ALLOCATION OF PURCHASE COST:



              Cash..................................................................                    $    2,455
              Other assets..........................................................                           454
              Accrued and other liabilities.........................................                        (1,475)
              Real estate facilities (fair value of $48,000,000 less $447,000 of excess aggregate fair values of net assets acquired over purchase
                cost)...............................................................                        47,553
                                                                                                     -----------------
                                                                                                        $   48,987
                                                                                                     =================
     The following pro forma adjustments have been made to reflect the Merger as of December 31, 1997:

         PURCHASE ADJUSTMENTS:

                  *Cash and cash  equivalents  have been  reduced to reflect the cash necessary to satisfy cash elections ($2,176,000) combined
                  with estimated direct costs and expenses of the merger of $800,000....                $   (2,976)
                                                                                                     =================
                  *Unallocated purchase cost has been increased to reflect the
                  aggregate purchase cost...............................................                $   48,987
                                                                                                     =================
                  *Common stock has been increased to reflect the issuance of 2,283,437
                  shares with a par value of $0.10 per share............................                $      228
                                                                                                     =================
                  *Paid-in Capital has been increased to reflect the issuance of common  stock  ($46,811,000  less par  value of  $228,000  and
                  estimated direct costs and expenses of the Merger of $800,000).........                $   45,783
                                                                                                     =================

                                       28

                                                                                                        (in 000's)
                                                                                                     -----------------
         VALUATION ADJUSTMENTS:

                  *Unallocated purchase cost has been decreased to reflect the allocation
                  of the aggregate purchase cost..........................................              $  (48,987)
                                                                                                     =================

                  *Real estate facilities has been increased to reflect the fair value of the real estate facilities to be acquired in the Merger (purchase price allocation of $47,553,000 plus related net historical cost of management contracts on AOPP's books with respect to such properties
                  ($1,540,000) less PSP11 historical net book value of $25,937,000).......              $   23,156
                                                                                                     =================

                  *AOPP's intangible assets have been reduced to reflect the reclassification to real estate with respect to the above pro forma
                  adjustment..............................................................              $   (1,540)
                                                                                                     =================

                  *PSP11's historical equity has been eliminated as follows:
                  Series A common stock................................................                 $      (18)
                  Series B common stock................................................                         (2)
                  Series C common stock................................................                         (5)
                  Paid-in-capital......................................................                    (32,421)
                  Cumulative net income................................................                    (29,451)
                  Cumulative distributions.............................................                     34,526
                                                                                                     -----------------
                                                                                                        $  (27,371)
                                                                                                     =================

         EXCHANGE OF PROPERTIES


Concurrent with the Merger, PSP11 exchanged 11 mini-warehouses and two properties that combine mini-warehouse and commercial space for 11 commercial properties owned by PSI. The fair value of the mini-warehouse facilities is approximately $42,400,000 compared to the fair value of the 11 commercial properties received of $42,900,000. Through the pro forma adjustments above, the commercial facilities are reflected on the pro forma consolidated balance sheet at their fair approximate values as a result of the accounting acquisition of PSP11 by AOPP. No additional adjustments have been made to reflect the Exchange as the relative valuations are nearly the same.

4.       BOOK VALUE PER SHARE OF COMMON STOCK

     Book value per share has been determined by dividing total shareholders' equity by the outstanding shares of Common Stock. The following summarizes the shares outstanding:

                                                                                                  Common shares
                                                                                                   outstanding
                                                                                                -----------------

              *AOPP historical shares outstanding at December 31, 1997................               7,728,309
              *AOPP shares issued to subsidiary of state pension fund in connection
                with conversion of its OP Units into common stock of AOPP.............               1,785,007
              *Pro forma shares issued to institutional investors.....................               2,185,189
                                                                                                -----------------
                          Pre-Merger pro forma AOPP shares outstanding................              11,698,505

              *PSP11's Series A shares (see "Purchase cost" above)....................               1,713,782

              *PSP11's Series B and C (see "Purchase cost" above).....................                 569,655
                                                                                                -----------------

                          Post-Merger pro forma AOPP shares outstanding...............              13,981,942
                                                                                                =================

                                       30

                             PS BUSINESS PARKS, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      For the Year Ended December 31, 1997
                                   (Unaudited)
                  (Amounts in thousands, except per share data)


                                                                                AOPP
                                            ---------------------------------------------------------------

                                                                       Pro Forma Adjustments
                                                          -----------------------------------------------
                                                          Acquisition of   Acquisition of
                                                            real estate     real estate         Other            AOPP
                                               AOPP       from affiliates    from third      adjustments      Pre-Merger
                                           (Historical)      (Note 1)      parties (Note 2)   (Note 3)      (Pro forma)
                                           ------------   ---------------  ---------------- -------------   -------------
REVENUES:
   Rental income:
     Commercial properties                  $   30,169     $    1,038      $   27,024        $        -      $   58,231
     Mini-warehouse properties                       -              -               -                 -               -
   Facility management fees                        956            (52)              -                 -             904
   Interest and other income                       453              -               -                 -             453
                                           ------------   ---------------  ---------------- -------------   -------------
                                                31,578            986          27,024                 -          59,588
                                           ------------   ---------------  ---------------- -------------   -------------
EXPENSES:
   Cost of operations:
     Commercial properties                      12,330            363           7,759                 -          20,452
     Mini-warehouse properties                       -              -               -                 -               -
   Cost of managing facilities                     189            (12)              -                 -             177
   Depreciation and amortization                 5,195             92           5,526                 -          10,813
   General and administrative                    1,461              -               -               300           1,761
   Interest expense                                  1              -           1,105                 -           1,106
                                           ------------   ---------------  ---------------- -------------   -------------
                                                19,176            443          14,390               300          34,309
                                           ------------   ---------------  ---------------- -------------   -------------

   Income before minority interest in
     income                                     12,402            543          12,634              (300)         25,279
   Minority interest in income (Note 7)         (8,566)             -               -            (1,217)         (9,783)
                                           ------------   ---------------  ---------------- -------------   -------------

   Net income (loss)                            $3,836           $543         $12,634           $(1,517)        $15,496
                                           ============   ===============  ================ =============   =============
   PER SHARE OF COMMON STOCK:
   Net income (Note 4 and 6)                $     1.23                                                       $     1.32
                                           ============                                                     =============

   Weighted average shares (Note 4 and 6)        3,117                                                           11,698
                                           ============                                                     =============


                                                               Pro Forma
                                                                Merger
                                                              Adjustments
                                                             -------------
                                                              Exchange of
                                                              real estate         PSBP
                                                PSP11         facilities      Post-Merger
                                            (Historical)      (Note 5)       (Pro forma)
                                            ------------    --------------   -------------
REVENUES:
   Rental income:
     Commercial properties                   $    1,418      $    8,008       $   67,657
     Mini-warehouse properties                    6,143          (6,143)               -
   Facility management fees                           -            (471)             433
   Interest and other income                         82               -              535
                                            ------------    --------------   -------------
                                                  7,643           1,394           68,625
                                            ------------    --------------   -------------
EXPENSES:
   Cost of operations:
     Commercial properties                          682           3,271           24,405
     Mini-warehouse properties                    2,082          (2,082)               -
   Cost of managing facilities                        -             (93)              84
   Depreciation and amortization                  1,198             146           12,157
   General and administrative                       201               -            1,962
   Interest expense                                   -               -            1,106
                                            ------------    --------------   -------------
                                                  4,163           1,242           39,714
                                            ------------    --------------   -------------

   Income before minority interest in
     income                                       3,480             152           28,911
   Minority interest in income (Note 7)               -            (210)          (9,993)
                                            ------------    --------------   -------------

   Net income (loss)                             $3,480            $(58)         $18,918
                                            ============    ==============   =============
   PER SHARE OF COMMON STOCK:
   Net income (Note 4 and 6)                 $     1.38                       $     1.35
                                            ============                     =============

   Weighted average shares (Note 4 and 6)         2,527                           13,982
                                            ============                     =============


     See accompanying notes to pro forma consolidated statements of income.

                             PS BUSINESS PARKS, INC.
              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                      For the Year Ended December 31, 1997
                                   (Unaudited)



1.        ACQUISITION OF REAL ESTATE FACILITIES FROM AFFILIATES
          (THE "ACQUIRED PROPERTIES")

         On April 1, 1997, the Operating Partnership acquired four commercial properties from PSI in exchange for 1,480,968 OP Units.

         The following pro forma adjustments have been made to the pro forma consolidated statements of income to reflect the above as if the transaction was completed as of January 1, 1997:


                                                                                                           (in 000's)
                                                                                                         ---------------
              *Rental income has been increased to reflect:
                  *the pro forma rental income as if the real estate facilities acquired on
                  April 1, 1997 were owned by AOPP throughout the entire period..................         $     4,127
                  *less the rental income with respect to these properties included in AOPP's
                  historical amounts.............................................................              (3,089)
                                                                                                         ---------------
                      Total incremental rental income............................................         $     1,038
                                                                                                         ===============

              *Facility  management  fee income has been  decreased to eliminate
              AOPP's historical management fee income (5% of rental income) with respect to the commercial properties acquired on April 1, 1997, as such fee is not collected
              on owned facilities...........................................................              $       (52)
                                                                                                         ===============
              *Cost of operations has been increased as follows:
                  *To reflect  the pro forma cost of  operations  as if the real estate facilities acquired on April 1, 1997 were owned by AOPP
                  throughout the entire full period.........................................              $     1,227
                  *The above adjustment excludes facility management fees,  accordingly,  a pro forma adjustment has been made to reflect the actual cost of
                  management................................................................                       41
                  *To eliminate cost of operations included in AOPP's historical amounts....                     (905)
                                                                                                         ---------------
                      Total incremental cost of operations..................................              $       363
                                                                                                         ===============

              *Cost of managing  facilities  has been decreased to eliminate the costs  associated  with the  management fee income with respect to the  properties  acquired  on  April 1,  1997.  The  reduction  in management fee income will result
              in a reduction in cost of operations with respect to facility management......              $       (12)
                                                                                                         ===============

              *Depreciation has been increased to reflect the incremental depreciation of
              the commercial properties acquired on April 1, 1997...........................              $        92
                                                                                                         ===============

2.       ACQUISITION OF REAL ESTATE FACILITIES FROM THIRD PARTIES


         During 1997 and 1998, AOPP has completed the acquisition of several properties and has an agreement in principle to acquire one additional property:

               *Baldon  Properties:  In July 1997, AOPP issued 2,025,769 shares of common stock primarily to PSI for cash totaling $33,800,000. AOPP used substantially all of the proceeds to acquire two commercial properties in July 1997 from an unaffiliated third party for $33,750,000 in cash.

                *Largo Property: On September 24, 1997, AOPP acquired one commercial property for an aggregate cost of $10,374,000, consisting of $10,050,000 cash and the issuance of 14,384 OP units having a value of $324,000.

                *On December 10, 1997, AOPP purchased a commercial property (the "Northpointe Property") for $3,875,000, consisting of cash of $3,575,000 and the issuance of 13,111 OP units having a value of $300,000.

                *Acquiport Properties: On December 24, 1997, AOPP completed a transaction where AOPP issued 1,785,007 OP Units and 3,504,758 shares of AOPP common stock to a subsidiary of a state pension fund, and the subsidiary of the state pension fund, through a merger and contribution, transferred to AOPP six commercial properties ($118,655,000) and $1,000,000 cash. The Company incurred $3,300,000 in transaction costs. In January 1998, the subsidiary of the state pension fund exercised its option to convert the OP units into shares of AOPP common stock.

                *On January 13, 1998, AOPP purchased a commercial property (the "Ammendale Property") for $22,643,000, consisting of cash of $22,450,000 and the issuance of 8,428 OP units having a value of $193,000.

                *March Acquisition Properties: In March 1998, AOPP purchased two commercial properties from unaffiliated third parties for an aggregate cost of $33,139,000 consisting of cash totaling $17,600,000, the issuance of 44,250 OP Units having a value of $1,013,000 and the assumption of $14,526,000 of mortgage debt.

         The following pro forma adjustments have been made to reflect the operations of these properties as if such properties had been acquired at the beginning of the year:

                                                                                                               (000's)
                                                                                                          ---------------

              *Rental income has been  increased to reflect the pro forma rental income of the  properties,  as if these  facilities  were owned by
              AOPP throughout 1997:
                   *Rental income for 1997 for the following properties:
                      Baldon properties .......................................................             $    6,570
                      Largo property...........................................................                  1,343
                      Acquiport  properties....................................................                 14,813
                      Northpointe Property.....................................................                    631
                      Ammendale Property.......................................................                  2,883
                      March Acquisitions.......................................................                  3,916
                   *Less:  the portion of rental income with respect to these properties which
                   has been included in AOPP's historical amounts..............................                 (3,132)
                                                                                                          ---------------
                                                                                                            $   27,024
                                                                                                          ===============


                                                                                                             (000's)
                                                                                                          ---------------
                  *Cost of operations has been increased to reflect the pro forma cost of operations of these properties,  as if they were owned by AOPP throughout the entire period presented:

                  *Cost  of  operations   for  the  entire  year's   properties'
                    historical operations:

                      Baldon.................................................................               $    2,280
                      Largo..................................................................                      367
                      Acquiport Properties...................................................                    3,059
                      Northpointe Property...................................................                      125
                      Ammendale Property.....................................................                      640
                      March Acquisitions.....................................................                    1,089
                       Less: the portion of cost of operations with respect to these
                      properties which has been included in AOPP's historical amounts........                   (1,157)
                       Plus:  Pro forma adjustment to reflect additional estimated personnel
                      cost to manage the facilities and property taxes.......................                    1,356
                                                                                                          ---------------
                                                                                                            $    7,759
                                                                                                          ===============

                  *Depreciation has been increased to reflect a full year's
                  depreciation expense.......................................................               $    5,526
                                                                                                          ===============
                  *Interest expense has been increased to reflect the historical interest  expense  for  each  of the  periods  presented  with respect to the assumption
                  of mortgage notes payable ................................................                $    1,105


3.        OTHER PRO FORMA ADJUSTMENTS


              *A pro forma  adjustment  has been made to  increase  general  and administrative expense to reflect additional costs with respect to
              payroll as AOPP hires acquisition and executive personnel......................              $       300
                                                                                                          ===============

              *Many of the properties acquired were acquired by the consolidated
              Operating  Partnership  in  exchange  for OP Units  of AOPP.  Such ownership  interests are  represented as minority  interest in the
              consolidated  financial  statements.   Accordingly,  a  pro  forma
              adjustment has been made to increase "Minority interest in income"
              to  reflect  the  incremental  income  associated  with pro  forma adjustments  allocable to the minority interest  (representing the difference  between  the pro  forma  amounts  less the  historical
              amounts included in AOPP's historical financial statements)....................               $   (1,217)
                                                                                                          ===============

                                       34

4.        NET INCOME PER COMMON SHARE (AOPP PRE-MERGER PRO FORMA)
          HAS BEEN COMPUTED AS FOLLOWS:

                                                                                                            (000's)

           Historical net income.........................................................               $   3,836,000

           Historical weighted average common shares.....................................                   3,116,688

           Historical net income per common share........................................               $       1.23

           Pro forma net income..........................................................               $  15,496,000

           Pro forma weighted average common shares (1)..................................                  11,698,505

           Pro forma net income per common share.........................................               $       1.32

           ---------------------------------------------------------------------------------------- ---------------------
           (1)
           Historical weighted average shares (common and equivalents)...................                   3,116,688
           Adjusted for:

               Issuance  of  common  shares  in  July  1997 in  connection  with property acquisitions  (2,025,769 shares less 851,507 included in the historical
                  amounts)...............................................................                   1,174,262

               Issuance of common stock to subsidiary of a state pension fund on
                  December  24,  1997  (3,504,758   shares  less  67,399  shares
                  included in the
                  historical amounts)....................................................                   3,437,359

               Issuance of common stock to subsidiary of a state pension fund in
                  connection with conversion of OP Units into common stock...............                   1,785,007

               Pro forma issuance of common stock to institutional investors.............                   2,185,189
                                                                                                          ---------------
                    Total Pre-Merger pro forma weighted average shares...................                  11,698,505
                                                                                                          ===============

                                       35

5.        PRO FORMA MERGER ADJUSTMENTS - EXCHANGE OF PROPERTIES:


         Concurrent with the Merger, PSP11 exchanged 11 mini-warehouses and two properties that combine mini-warehouse and commercial space for 11 commercial properties owned by PSI.

                                                                                                             (000's)
                                                                                                         ----------------

               *Rental  income-  commercial  properties  has been  increased  to reflect  the rental  income  with  respect  to the 11  commercial properties received through
               the Exchange..................................................................              $       8,008
                                                                                                         ================

               *Rental income-  mini-warehouses  has been decreased to eliminate
               the  rental   income  with  respect  to  the  11   mini-warehouse
               facilities and two properties that combine mini-warehouse and
               commercial space given up through the Exchange................................              $      (6,143)
                                                                                                         ================

               *A pro forma adjustment has been made to facility management fees to:
                   *eliminate the historical facility management fees related to 11 commercial properties acquired in the Exchange as such fee will no longer
                   be charged to these properties as AOPP will own them......................              $        (400)
                   *eliminate the historical facility management fees related to the two
                   commercial properties of PSP11 acquired in the Merger.....................                        (71)
                                                                                                         ----------------
                                                                                                           $        (471)
                                                                                                         ================

               *A pro forma adjustment has been made to cost of operations to:
                   *eliminate historical  management fees paid to AOPP to manage
                   PSP11's  two  commercial  properties  which are  included  in historical amounts and as a
                   result of the Merger will no longer be incurred...........................              $         (71)
                   *reflect the cost of operations of the 11 commercial properties acquired
                   in the Exchange (before cost of management)...............................                      3,249
                   *reflect the cost of management for PSP11's two commercial properties and
                   the 11 commercial properties acquired in the Exchange.....................                         93
                                                                                                         ----------------
                                                                                                           $       3,271
                                                                                                         ================


               *Cost  of  operations-  mini-warehouses  has  been  decreased  to
               eliminate  the  cost  of  operations   with  respect  to  the  11
               mini-warehouse   facilities  and  two  properties   that  combine
               mini-warehouse and commercial space given up through
               the Exchange..................................................................              $      (2,082)
                                                                                                         ================


               *Cost of managing  facilities has been decreased to eliminate the historical cost of managing the two PSP11  commercial  properties and the 11 commercial  properties acquired in the Exchange,  such costs are reclassified to Cost of
               operations- commercial properties.............................................              $         (93)
                                                                                                         ================



               *A pro forma adjustment has been made to depreciation expense to reflect the:

                   *Eliminate the historical depreciation expense of PSP11's facilities......              $      (1,198)

                   *Record  depreciation  expense  based on the acquired cost of
                   the  remaining  PSP11  facilities   ($47,553,000   cost,  30%
                   allocated to land, the remaining cost allocated to buildings,
                   depreciated straight-line over 25 years)..................................                      1,344
                                                                                                         ----------------
                                                                                                           $         146
                                                                                                         ================
                A pro forma  adjustment  has been made to increase  the minority interests'  share of  income  based  upon its pro rata  ownership interest in the above pro
               forma adjustments.............................................................              $        (210)
                                                                                                         ================

6.       POST-MERGER PRO FORMA NET INCOME PER SHARE OF
         COMMON STOCK HAS BEEN COMPUTED AS FOLLOWS:

                                                                                                              Year Ended
                                                                                                           December 31, 1997
                                                                                                         ----------------------

           Post-Merger pro forma net income                                                                 $   18,918,000

           Post-Merger pro forma weighted average common shares (1)                                             13,981,942

           Pro forma net income per share of Common Stock                                                   $         1.35


           ---------------------------------------------------------------------------------------------------------------------
           (1)
           Pre-Merger pro forma weighted average shares from Note 4 above                                       11,698,505

           PSP11's Series A shares (see Note 4 to the Pro Forma Consolidated Balance Sheet)                      1,713,782

           PSP11's Series B and C (see Note 4 to the Pro Forma Consolidated Balance Sheet)                         569,655
                                                                                                         ----------------------

           Post-Merger pro forma weighted average Common Stock common shares                                    13,981,942
                                                                                                         ======================

7.       MINORITY INTEREST:


         Minority interest represents ownership interests of OP Units in the consolidated Operating Partnership which are not owned by AOPP. The OP
         Units,  subject  to certain  conditions  of the  Operating  Partnership
         Agreement, are convertible into Common Shares of AOPP on a one-for-one basis. Pro forma weighted average OP Units outstanding during each period owned by minority interests totaled 7,385,527. The following table summarizes the ownership interests:

                                                                                                              Year Ended
                                                                                                           December 31, 1997
                                                                                                         ----------------------
           Pro forma AOPP Common Shares outstanding.............................................                13,981,942
           Pro  forma  OP  Units  owned  by  minority   interests   which  are
            convertible into AOPP Common Shares.................................................                 7,385,527
                                                                                                         ----------------------
           Total AOPP Common Shares outstanding assuming conversion of OP Units.................                21,367,469
                                                                                                         ======================

           Percentage ownership of AOPP Common Shares outstanding...............................                  65.4%
           Percentage ownership of minority interests...........................................                  34.6%
                                                                                                         ----------------------
                Total ownership interest........................................................                 100.0%
                                                                                                         ======================

                                       38